EXHIBIT 10.34

THE SCO GROUP, INC

2004 OMNIBUS STOCK INCENTIVE PLAN

1.                                       Establishment and Purpose.

There is hereby adopted the SCO Group, Inc. 2004 Omnibus Stock Incentive Plan (the “Plan”).  The Plan shall be in addition to (but except as provided in Section 3(a) below shall not supplant or be construed to amend or terminate) The SCO Group, Inc. 2002 Omnibus Stock Incentive Plan and the 1999 Omnibus Stock Incentive Plan.  The Plan is intended to promote the interests of the Company and the stockholders of the Company by providing officers, other employees of the Company, directors who are not employees of the Company, consultants and other persons who are expected to make a long-term contribution to the success of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and/or to acquire a proprietary interest in the long-term success of the Company, thereby aligning their interest more closely to the interest of stockholders.

2.                                       Definitions.

As used in the Plan, the following definitions apply to the terms indicated below:

(a)                                  “Award Agreement” shall mean the written agreement between the Company and a Participant evidencing an Incentive Award.

(b)                                 “Board of Directors” shall mean the Board of Directors of the Company.

(c)                                  “Cause,” when used in connection with the termination of a Participant’s employment by the Company, shall mean (i) the willful and continued failure by the Participant substantially to perform his duties and obligations to the Company (other than any such failure resulting from his incapacity due to physical or mental illness) or (ii) the willful engaging by the Participant in misconduct that is materially injurious to the Company.  For purposes of this Section 2(c), no act, or failure to act, on a Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that his action or omission was in the best interest of the Company.  The Committee shall determine whether a termination of employment is for Cause.

(d)                                 “Change in Control” shall mean any of the following occurrences:

(i)                                     any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(ii)                                  during any period of not more than two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section 2(d)) whose election by the Board of Directors or nomination for election was approved by a vote of at least two-thirds

(2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii)                               the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as herein above defined) acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(iv)                              the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(e)                                  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(f)                                    “Committee” shall mean the Compensation Committee of the Board of Directors.  The Committee shall consist of three or more persons each of whom is an “outside director” within the meaning of Section 162(m) of the Code and a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act (or who satisfies any other criteria for administering employee benefit plans as may be specified by the Securities and Exchange Commission in order for transactions under such plan to be exempt from the provisions of Section 16(b) of the Exchange Act), and an “Independent Director” under applicable NASD rules.

(g)                                 “Company” shall mean The SCO Group, Inc., a Delaware corporation.

(h)                                 “Common Stock” shall mean the common stock of the Company, $0.001 par value per share.

(i)                                     “Disability” shall mean: (i) any physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company or a Subsidiary of the Company and applicable to such Participant; or (ii) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of Section 22(e)(3) of the Code.

(j)                                     “Effective Date” shall mean the date upon which this Plan is adopted by the Board of Directors.

(k)                                  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(l)                                     “Executive Officer” shall have the meaning set forth in Rule 3b-7 promulgated under the Exchange Act.

(m)                               “Exercise Date” shall mean the date on which a Participant may exercise an Incentive Award.

(n)                                 “Fair Market Value” of a share of Common Stock, as of a date of determination, shall mean (i) the closing sales price per share of Common Stock on the national securities exchange on which such stock is principally traded for the last preceding date on which there was a sale of such stock on such exchange, or (ii) if the shares of Common Stock are not listed or admitted to trading on any such exchange, the closing price as reported by the Nasdaq Stock Market for the last preceding date on which there was a sale of such stock on such exchange, or (iii) if the shares of Common Stock are not then listed on the Nasdaq Stock Market, the average of the highest reported bid and lowest reported asked prices for the shares of Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the last preceding date on which there was a sale of such stock in such market, or (iv) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as determined by the Committee in good faith.

(o)                                 “Incentive Award” shall mean an Option, Tandem SAR, Stand-Alone SAR, Restricted Stock grant, Restricted Stock Unit grant, Phantom Stock grant or Stock Bonus granted pursuant to the terms of the Plan.

(p)                                 “Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code.

(q)                                 “Issue Date” shall mean the date established by the Company on which certificates representing shares of Restricted Stock shall be issued by the Company pursuant to the terms of Section 10(e) of the Plan.

(r)                                    “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

(s)                                  “Option” shall mean an option to purchase shares of Common Stock granted pursuant to Section 7 of the Plan.

(t)                                    “Participant” means any person who is both eligible to receive an Incentive Award pursuant to the Plan (as set forth in Section 5 of the Plan) and to whom an Incentive Award is granted pursuant to the Plan, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

(u)                                 “Phantom Stock” shall mean the right, granted pursuant to Section 11 of the Plan, to receive in cash the Fair Market Value of a share of Common Stock.

(v)                                 “Plan” shall mean this 2004 Omnibus Stock Incentive Plan, as amended from time to time.

(w)                               “Reference Value” shall mean, with respect to Stand-Alone SARs, the greater of the Fair Market Value or the value given by the Compensation Committee on the date of grant.

(x)                                   “Restricted Stock” shall mean a share of Common Stock that is granted pursuant to the terms of Section 10 of the Plan and that is subject to the restrictions set forth in Section 10 of the Plan.

(y)                                 “Restricted Stock Unit” shall mean any unit granted under Section 10 of the Plan evidencing the right to receive a share of Common Stock (or a cash payment equal to the Fair Market Value of a share of Common Stock) at some future date.

(z)                                   “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act.

(aa)                            “Section 162(m)” shall mean Section 162(m) of the Code and the regulations promulgated thereunder.

(ab)                           “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

(ac)                            “Stand-Alone SAR” shall mean a stock appreciation right granted pursuant to Section 9 of the Plan that is not related to any Option.

(ad)                           “Stock Bonus” shall mean a bonus payable in shares of Common Stock granted pursuant to Section 12 of the Plan.

(ae)                            “Subsidiary” shall mean a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

(af)                              “Tandem SAR” shall mean a stock appreciation right granted pursuant to Section 8 of the Plan that is related to an Option.

(ag)                           “Termination of employment,” or words of similar import, in the Plan shall be deemed, (i) when applied to non-employee directors, to mean “termination of service as a director,” and (ii) when applied to employees, including employee-directors, to mean “termination of service as an employee and, if applicable, as a director.”    Reference to “termination of employment,” or words of similar import, in the Plan shall not be deemed to apply to persons who were not employees or a director of the Company or a Subsidiary of the Company.

(ah)                           “Vesting Date” shall mean the date established by the Committee on which an Incentive Award may vest.

3.                                       Stock Subject to the Plan.

(a)                                  Shares Available for Awards.

The maximum number of shares of Common Stock reserved for issuance under the Plan shall be 1,500,000 shares (subject to adjustment as provided under Section 3(c) of the Plan).  The total number of shares reserved for issuance hereunder may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan.  The Committee may direct that any stock certificate evidencing shares of Common Stock issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.  The grant of a Tandem SAR shall not reduce the number of shares of Common Stock with respect to which Incentive Awards may be granted pursuant to the Plan.  Upon the exercise of any Tandem SAR, the related Option shall be canceled to the extent of the number of shares of Common Stock as to which the Tandem SAR is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Incentive Awards under the Plan.  Subject to adjustment under Section 3(c) of the Plan, the maximum number of shares of Common Stock that may be issued under the Plan shall be increased as of November 1 each year, beginning November 1, 2005, by three percent (3%) of the total number of shares of Common Stock that are issued and outstanding on the immediately preceding October 31st.  Any provision herein to the contrary notwithstanding, the maximum number of shares of Common Stock that may issued pursuant to Incentive Stock Options granted hereunder shall not exceed 1,500,000, subject to adjustment under Section 3(c) of the Plan.

(b)                                 Individual Limitation.

The total number of shares of Common Stock subject to Incentive Awards (including Incentive Awards payable in cash but denominated as shares of Common Stock, i.e., Stand-Alone SARs and Phantom Stock), awarded to any employee during any tax year of the Company, shall not exceed 400,000 shares.  Determinations under the preceding sentence shall be made in a manner that is consistent with Section 162(m) of the Code.

(c)                                  Adjustment for Change in Capitalization.

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of stock that may thereafter be issued in connection with Incentive Awards, (ii) the number and kind of shares of stock issued or issuable in respect of outstanding Incentive Awards, and (iii) the exercise price, grant price, or purchase price relating to any Incentive Award; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.

(d)                                 Re-Use of Shares.

The following shares of Common Stock shall again become available for Incentive Awards:  any shares subject to an Incentive Award that remain unissued upon the cancellation, surrender, exchange or termination of such award for any reason whatsoever; any shares of Restricted Stock forfeited; any shares in respect of which a stock appreciation right is settled for cash; any shares tendered to the Company to pay the exercise price of any Options; and any shares tendered to the Company for the payment of taxes; provided, however, any shares acquired by the Company pursuant to the immediately preceding clause shall not apply to Incentive Stock Options.

4.                                       Administration of the Plan.

The Plan shall be administered by the Committee.  The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Incentive Awards; to determine the persons to whom and the time or times at which Incentive Awards shall be granted; to determine the type and number of Incentive Awards to be granted, the number of shares of Common Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Incentive Award; to determine whether, to what extent, and under what circumstances an Incentive Award may be settled, canceled, forfeited, exchanged, or surrendered; to subject shares of Common Stock to which an Award may relate to rights of repurchase or rights of refusal in favor of the Company under the circumstances and upon the terms set forth in an Award Agreement; to make adjustments in the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company (to the extent in accordance with Section 162(m)of the Code, if applicable), or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Incentive Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Award Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may, in its absolute discretion, without amendment to the Plan, (i) accelerate the date on which any Tandem SAR, Stand-Alone SAR, Option or shares of Phantom Stock granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Tandem SAR, Stand-Alone SAR, Option or shares of Phantom Stock, and (ii) accelerate the Vesting Date or Issue Date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock, Restricted Stock Unit or Phantom Stock or otherwise adjust any of the terms applicable to such share.

No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, if, in either case, such action, omission or determination was taken or made by such member, director or employee in good faith and in a manner such member, director or employee reasonably believed to be in or not opposed to the best interests of the Company.

5.                                       Eligibility.

The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be all employees and directors of the Company and its Subsidiaries, consultants and such other persons whom the Committee determines are expected to make a contribution to the Company; provided, however, that no Incentive Awards shall be granted to any “officers” or “directors” of the Company or its Subsidiaries (within the meaning of the rules of Nasdaq Stock Market or any other securities exchange on which Company shares are traded) unless and until the stockholders of the Company formally approve the Plan at a duly called stockholders meeting.  Notwithstanding any other provision of the Plan to the contrary, Incentive Stock Options may be granted only to employees of the Company or its Subsidiaries.  Subject to the foregoing, the Committee may grant Incentive Awards to any, all or none of such eligible persons at any time, from time to time, during the term of the Plan.

6.                                       Awards Under the Plan; Award Agreement.

The Committee may grant Options, Tandem SARs, Stand-Alone SARs, shares of Restricted Stock, Restricted Stock Units, shares of Phantom Stock and Stock Bonuses, in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan.

Each Incentive Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Award Agreement that shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable.  By accepting an Incentive Award, a Participant thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

Notwithstanding the foregoing, unless modified or amended by the Compensation Committee, upon the conclusion of each regular meeting of the Company’s stockholders held in the year 2004 or thereafter, each non-employee director who will continue to serve as a member of the Board of Directors thereafter, shall automatically receive an Option to purchase 15,000 shares of Common Stock.  The Options granted under this Section 6 shall become exercisable in full on the first anniversary of the date of grant.  A non-employee director who was previously an employee shall be eligible to receive grants of Options under this Section 6.

7.                                       Options.

(a)                                  Identification of Options.

Each Option shall be clearly identified in the applicable Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option.

(b)                                 Exercise Price.

Each Award Agreement with respect to an Option shall set forth the amount (the “Option Exercise Price”) payable by the grantee to the Company upon exercise of the Option.  The Option Exercise Price per share shall be set by the Committee in its discretion on a case by case basis, but in the case of an Incentive Stock Option shall not be less than the Fair Market Value of a share of Common Stock on the date of grant.

(c)                                  Term and Exercise of Options.

(1)                                  Unless the applicable Award Agreement provides otherwise, an Option shall become cumulatively exercisable as to 25% of the shares covered thereby on the first anniversary of the date of grant and vest 1/36th per month thereafter.  The Committee shall determine the expiration date of each Option; provided, however, that no Incentive Stock Option shall be exercisable more than 10 years after the date of grant.  Unless the applicable Award Agreement provides otherwise, no Option shall be exercisable prior to the first anniversary of the date of grant.

(2)                                  An Option shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary, no less than one business day in advance of the effective date of the proposed exercise.  An Option may also be exercised electronically by notifying the Company’s agent, pursuant to the methods then in use by that agent.  Such notice shall specify the number of shares of Common Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option.  Such notice may be withdrawn at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which and the form or forms in which payment of the Option Exercise Price may be made or deemed made, including, without limitation: (i) in cash, by certified check, bank cashier’s check or wire transfer; (ii) by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the full amount of the Option Exercise Price, (iii) by delivering shares of Common Stock owned by the Participant for at lease six months with appropriate stock powers; or (iv) any combination of the foregoing forms.  In determining the number of shares of Common Stock necessary to be delivered to or retained by the Company, such shares shall be valued at their Fair Market Value as of the exercise date.

(3)                                  Certificates for shares of Common Stock purchased upon the exercise of an Option shall be issued in the name of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.  In the event of an exercise by way of electronic means, no actual certificates need be issued.

(d)                                 Limitations on Incentive Stock Options.

(1)                                  To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company (or any Subsidiary of the Company) shall exceed $100,000, or such higher value as may be permitted under Section 422 of the Code, such Options shall be treated as Non-Qualified Stock Options.  Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

(2)                                  No Incentive Stock Option may be granted to an individual if, at the time of the grant, such individual owns, taking into account Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company unless (i) the exercise price per share of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(e)                                  Effect of Termination of Employment.

(1)                                  Unless the applicable Award Agreement provides otherwise, in the event that the employment of a Participant with the Company or a Subsidiary of the Company shall terminate for any reason other than death, Disability or Cause, (i) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is three months (or 120 days in the case of a Non-Qualified Stock Option) after such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination.  Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(2)                                  Unless the applicable Award Agreement provides otherwise, in the event that the employment of a Participant with the Company or a Subsidiary of the Company shall terminate on account of the Disability or death of the Participant (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the first anniversary of such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination.  Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(3)                                  Unless an applicable Award Agreement provides otherwise, if a Participant’s employment with the Company or a Subsidiary of the Company is terminated for Cause, Options granted to the Participant, to the extent they are then exercisable, shall remain exercisable for 30 days following the date of termination of employment, on which date they shall expire.  Notwithstanding the foregoing, no Option shall be exercisable after expiration of its term.

(f)                                    Effect of Change in Control.

Upon the occurrence of a Change in Control, Options granted to a Participant, to the extent that they were exercisable at the time of a Change in Control, shall remain exercisable until their expiration notwithstanding the provisions of Section 7(e) of the Plan.  Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.  Any vested, exercisable Options outstanding at the time of a Change in Control shall be cashed out, converted to options of the acquiring entity, assumed by the acquiring entity or otherwise disposed of in the manner provided in any stockholder-approved agreement or plan governing or providing for such Change in Control (“Change in Control Agreement”); provided that any such cash-out, conversion, assumption or disposition of the Options shall not deprive the Option holder of the inherent value of his Options, measured solely by the excess of the Fair Market Value of the underlying Option shares immediately prior to the Change in Control over the Option Exercise Price, without the holder’s consent.  In the absence of such governing provisions in a Change in Control Agreement, the Committee in its sole discretion may on a case by case basis require any vested, exercisable Options that remain outstanding upon a Change in Control to be cashed out and terminated in exchange for a lump sum cash payment, shares of the acquiring entity or a combination thereof equal in value to the fair market value of the Option, measured in the manner described above, immediately prior to the Change in Control. Any non-vested Options shall terminate upon a Change in Control unless: (A) otherwise provided in the Change in Control Agreement or in a written agreement, such as a severance agreement, between the Company and the Participant; or (B) the Committee in its sole discretion on a case by case basis elects in writing to waive termination.

8.                                       Tandem SARs.

The Committee may grant in connection with any Option granted hereunder one or more Tandem SARs relating to a number of shares of Common Stock less than or equal to the number of shares of Common Stock subject to the related Option.  A Tandem SAR may be granted at the same time as, or, in the case of a Non-Qualified Stock Option, subsequent to the time that, its related Option is granted.

(a)                                  Benefit Upon Exercise.

The exercise of a Tandem SAR with respect to any number of shares of Common Stock shall entitle the Participant to a cash payment, for each such share, equal to the excess of (i) the Fair Market Value of a share of Common Stock on the exercise date over (ii) the Option Exercise Price per share of the related Option.  Such payment shall be made as soon as practicable after the effective date of such exercise.

(b)                                 Term and Exercise of Tandem SAR.

(1)                                  A Tandem SAR shall be exercisable only if and to the extent that its related Option is exercisable.

(2)                                  The exercise of a Tandem SAR with respect to a number of shares of Common Stock shall cause the immediate and automatic cancellation of its related Option with respect to an equal number of shares.  The exercise of an Option, or the cancellation, termination or expiration of an Option (other than pursuant to this Section 8(b)(2)), with respect to a number of shares of Common Stock shall cause the automatic and immediate cancellation of any related Tandem SARs to the extent that the number of shares of Common Stock remaining subject to such Option is less than the number of shares then subject to such Tandem SAR.  Such Tandem SARs shall be canceled in the order in which they become exercisable.

(3)                                  No Tandem SAR shall be assignable or transferable otherwise than together with its related Option, and any such transfer or assignment will be subject to the provisions of Section 20 of the Plan.

(4)                                  A Tandem SAR shall be exercisable by delivering notice to the Company’s principal office, to the attention of its Secretary, no less than one business day in advance of the effective date of the proposed exercise.  A Tandem SAR may also be exercised electronically by notifying the Company’s agent, pursuant to the methods then in use by that agent.  Such notice shall specify the number of shares of Common Stock with respect to which the Tandem SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option to which the Tandem SAR is related.  Such notice may be withdrawn at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise.

9.                                       Stand-Alone SARs.

(a)                                  Benefit Upon Exercise.

The exercise of a Stand-Alone SAR with respect to any number of shares of Common Stock shall entitle the Participant to a cash payment, for each such share, equal to the excess of (i) the Fair Market Value of a share of Common Stock on the exercise date over (ii) the Reference Value of the Stand-Alone SAR.  Such payments shall be made as soon as practicable after the effective date of such exercise.

(b)                                 Term and Exercise of Stand-Alone SARs.

(1)                                  Unless the applicable Award Agreement provides otherwise, a Stand-Alone SAR shall become cumulatively exercisable as to 25% of the shares covered thereby on the first anniversary of the date of grant and vest 1/36th per month thereafter.  The Committee shall determine the expiration date of each Stand-Alone SAR.  Unless the applicable Award Agreement provides otherwise, no Stand-Alone SAR shall be exercisable prior to the first anniversary of the date of grant.

(2)                                  A Stand-Alone SAR shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary, no less than one business day in advance of the effective date of the proposed exercise.  A Stand-Alone SAR may also be exercised electronically by notifying the Company’s agent, pursuant to the methods then in use by that agent.  Such notice shall specify the number of shares of Common Stock with respect to which the Stand-Alone SAR is being exercised, and the effective date of the proposed exercise, and shall be signed by the Participant.  The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise.

(c)                                  Effect of Termination of Employment.

The provisions set forth in Section 7(e) of the Plan with respect to the exercise of Options following termination of employment shall apply as well to the exercise of Stand-Alone SARs.

(d)                                 Effect of Change in Control.

Upon the occurrence of a Change in Control, (i) Stand-Alone SARs granted under the Plan, to the extent exercisable at the time of a Change of Control, shall remain exercisable until their expiration notwithstanding the provisions of Section 7(e) of the Plan that are incorporated into this Section 9, and (ii) Stand-Alone SARs not exercisable at the time of a Change in Control shall expire at the close of business on the date of such Change in Control.  Any vested, exercisable Stand-Alone SARs shall, upon a Change in Control, be cashed out, converted, assumed or otherwise disposed of in the same manner as applies to Options under Section 7(f) of the Plan.

10.                                 Restricted Stock and Restricted Stock Units.

(a)                                  Issue Date and Vesting Date.

At the time of the grant of shares of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares, or in the case of Restricted Stock Units, a Vesting Date or Vesting Dates.  The Committee may divide such shares or units into classes and assign a different Issue Date and/or Vesting Date, as applicable, for each class.  If the grantee is employed by the Company or a Subsidiary of the Company on an Issue Date (which may be the date of grant), the specified number of shares of Restricted Stock shall be issued in accordance with the provisions of Section 10(e) of the Plan.  Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 10(b) of the plan are satisfied, and except as provided in Section 10(g) of the Plan, upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 10(c) of the Plan shall lapse.

(b)                                 Conditions to Vesting.

At the time of the grant of shares of Restricted Stock or Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.

(c)                                  Restrictions on Transfer Prior to Vesting.

Prior to the vesting of a share of Restricted Stock or a Restricted Stock Unit, no transfer of a Participant’s rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted.  Immediately upon any attempt to transfer such rights, such share or units, and all of the rights related thereto, shall be forfeited by the Participant.

(d)                                 Dividends on Restricted Stock.

The Committee in its discretion may require that any dividends paid on shares of Restricted Stock shall be held in escrow until all restrictions on such shares have lapsed.

(e)                                  Issuance of Certificates.

(1)                                  Reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares.  Each such stock certificate shall bear the following legend: The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the 2004 Omnibus Stock Incentive Plan of The SCO Group, Inc. and an Award Agreement entered into between the registered owner of such shares and The SCO Group, Inc.  A copy of such Plan and Award Agreement is on file in the office of the Secretary of The SCO Group, Inc., 320 South 520 West, Suite 100, Lindon, Utah 84042.  Such legend shall not be removed until such shares vest pursuant to the terms of the applicable Award Agreement.

(2)                                  Each certificate issued pursuant to this Section 10(e), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company unless the Committee determines otherwise.

(f)                                    Consequences of Vesting.

Upon the vesting of a share of Restricted Stock or a Restricted Stock Unit pursuant to the terms of the applicable Award Agreement, the restrictions of Section 10(c) of the Plan shall lapse, except as otherwise provided in the Award Agreement.  Reasonably promptly after a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 10(e) of the Plan, together with any dividends held in escrow pursuant to Section 10(d) of the Plan.

(g)                                 Effect of Termination of Employment.

(1)                                  Subject to such other provision as the Committee may set forth in the applicable Award Agreement, and to the Committee’s amendment authority pursuant to Section 4 of the Plan, upon the termination of a Participant’s employment by the Company or any Subsidiary of the Company for any reason other than Cause, any and all shares of Restricted Stock or Restricted Stock Units that have not vested shall be immediately forfeited by the Participant and transferred to the Company, provided that if the Committee, in its sole discretion and within 30 days after such termination of employment notifies the Participant in writing of its decision not to terminate the Participant’s rights in such shares or units, then the Participant shall continue to be the owner of such shares or such units subject to such continuing restrictions as the Committee may prescribe in such notice.  If shares of Restricted Stock are forfeited in accordance with the provisions of this Section 10, the Company shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

(2)                                  In the event of the termination of a Participant’s employment for Cause, all shares of Restricted Stock or Restricted Stock Units granted to such Participant that have not vested as of the date of such termination shall immediately be returned to the Company, together with any dividends paid on such shares of Restricted Stock.

(h)                                 Effect of Change in Control.

Upon the occurrence of a Change in Control, all outstanding shares of Restricted Stock or Restricted Stock Units that have not theretofore vested shall immediately expire and be cancelled.

(i)                                     Special Provisions Regarding Restricted Stock Awards.

The Committee may designate on a case-by-case basis whether Restricted Stock or Restricted Stock Unit awards are intended to be “performance based compensation” within the meaning of Code Section 162(m).  The grant of Restricted Stock or Restricted Stock Units so designated shall be based on the attainment by the Company (or a Subsidiary or division of the Company if applicable) of performance goals pre-established by the Committee, based on one or more of the following criteria:  (i) the attainment of a specified percentage return on total stockholder equity of the Company; (ii) the attainment of a specified percentage increase in earnings per share of Common Stock; (iii) the attainment of a specified percentage increase in net income of the Company; and (iv) the attainment of a specified percentage increase in profit before taxation of the Company (or a Subsidiary or division of the Company if applicable).  Attainment of any such performance criteria shall be determined in accordance with generally accepted accounting principles as in effect from time to time.  Such shares shall vest only after the attainment of such performance measures have been certified by the Committee.

11.                                 Phantom Stock.

(a)                                  Vesting Date.

At the time of the grant of shares of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares.  The Committee may divide such shares into classes and assign a different Vesting Date for each class.  Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 11(c) of the Plan are satisfied, and except as provided in Section 11(d) of the Plan, upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

(b)                                 Benefit Upon Vesting.

Upon the vesting of a share of Phantom Stock, the Participant shall be entitled to receive in cash, within 30 days of the date on which such share vests, an amount equal to the sum of (i) the Fair Market Value of a share of Common Stock on the date on which such share of Phantom Stock vests and (ii) the aggregate amount of cash dividends paid with respect to a share of Common Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

(c)                                  Conditions to Vesting.

At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.

(d)                                 Effect of Termination of Employment.

(1)                                  Subject to such other provisions as the Committee may set forth in the applicable Award Agreement, and to the Committee’s amendment authority pursuant to Section 4 of the Plan, shares of Phantom Stock that have not vested, together with any dividends credited on such shares, shall be forfeited upon the Participant’s termination of employment for any reason other than Cause.

(2)                                  In the event of the termination of a Participant’s employment for Cause, all shares of Phantom Stock granted to such Participant that have not vested as of the date of such termination shall immediately be forfeited, together with any dividends credited on such shares.

(e)                                  Effect of Change in Control.

Upon the occurrence of a Change in Control, all outstanding shares of Phantom Stock that have not theretofore vested shall immediately expire and be cancelled.

(f)                                    Special Provisions Regarding Phantom Stock Awards.

The Committee may designate on a case by case basis whether Phantom Stock awards are intended to be “performance based compensation” within the meaning of Code Section162 (m).  The grant of Phantom Stock so designated shall be based on the attainment by the Company (or a Subsidiary or division of the Company if applicable) of performance goals pre-established by the Committee, based on one or more of the following criteria:  (i) the attainment of a specified percentage return on total stockholder equity of the Company; (ii) the attainment of a specified percentage increase in earnings per share of Common Stock; (iii) the attainment of a specified percentage increase in net income of the Company; and (iv) the attainment of a specified percentage increase in profit before taxation of the Company (or a Subsidiary or division of the Company if applicable).  Attainment of any such performance criteria shall be determined in accordance with generally accepted accounting principles as in effect from time to time.  Such shares shall be released from restrictions only after the attainment of such performance measures have been certified by the Committee.

12.                                 Stock Bonuses.

In the event that the Committee grants a Stock Bonus, a certificate for the shares of Common Stock comprising such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

13.                                 Rights as a Stockholder.

No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Incentive Award until the date of issuance of a stock certificate with respect to such shares.  Except as otherwise expressly provided in Section 3(c) of the Plan, no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

14.                                 No Special Employment Rights; No Right to Incentive Award.

Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or any Subsidiary of the Company or interfere in any way with the right of the Company or any Subsidiary of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant.  The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant any other Incentive Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

15.                                 Securities Matters.

(a)                                  The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws.  Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded.  The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof and of the applicable

Award Agreement, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b)                                 The transfer of any shares of Common Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Common Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws.  The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer.  During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

16.                                 Withholding Taxes.

Whenever cash is to be paid pursuant to an Incentive Award, the Company (or its agent) shall have the right to deduct there from an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.  Whenever shares of Common Stock are to be delivered pursuant to an Incentive Award, the Company (or its agent) shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.  With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company (or its agent) withhold from delivery shares of Common Stock having a fair market value equal to the amount of tax to be withheld.  Such shares shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined.  Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Incentive Award.

17.                                 Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and a notification required pursuant to regulation issued under the authority of Code Section 83(b).

18.                                 Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.

Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain “disqualifying dispositions”), within 10 days of such disposition.

19.                                 Amendment or Termination of the Plan.

The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if and to the extent the Board of Directors determines that such approval is appropriate for purposes of satisfying Section 162(m) or 422 of the Code or to the extent such approval is required by the rules of any stock exchange on which the Common Stock is listed.  Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Section 4 of the Plan, which discretion may be exercised without amendment to the Plan.  No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Incentive Award.

20.                                 Transfers Upon Death; Non-Assignability.

Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution.  No transfer of an Incentive Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Incentive Award.

During a Participant’s lifetime, the Committee may permit the transfer, assignment or other encumbrance of an outstanding Option (other than an Incentive Stock Option) or outstanding shares of Restricted Stock or Restricted Stock Units.  Notwithstanding the foregoing, subject to any conditions as the Committee may prescribe, a Participant may, upon providing written notice to the Secretary of the Company, elect to transfer any or all Options (other than an Incentive Stock Option) granted to such Participant pursuant to the Plan to members of his or her immediate family, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer by any Participant may be made in exchange for consideration.

21.                                 Expenses and Receipts.

The expenses of the Plan shall be paid by the Company.  Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

22.                                 Failure to Comply.

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary or transferee) to comply with any of the terms and conditions of the Plan or the applicable Award Agreement, unless such failure is remedied by such Participant (or beneficiary or transferee) within 10 days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

23.                                 Effective Date and Term of Plan.

The Plan became effective on the Effective Date, but the Plan (and any grants of Incentive Awards made prior to stockholder approval of the Plan) shall be subject to the requisite approval of the stockholders of the Company.  In the absence of such approval, within 12 months after the Effective Date such Incentive Awards shall be null and void.  Unless earlier terminated by the Board of Directors, the right to grant Incentive Awards under the Plan will terminate on the tenth anniversary of the Effective Date or the date on which the stockholders approved the Plan, if earlier.  Incentive Awards outstanding at Plan termination will remain in effect according to their terms and the provisions of the Plan.

24.                                 Applicable Law.

Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of law.

25.                                 Participant Rights.

No eligible person shall have any claim to be granted any Incentive Award under the Plan, and there is no obligation for uniformity of treatment for Participants.

26.                                 Unfunded Status of Awards.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant pursuant to an Incentive Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

27.                                 No Fractional Shares.

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan.  The Committee shall determine whether cash, other Incentive Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

28.                                 Beneficiary.

A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.  If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

29.                                 Interpretation.

The Plan is designed and intended to comply with Rule 16b-3, Section 422 of the Code and Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.